Public Lenders Presentation | March 2014

2 Cautionary Statement Concerning Forward- Looking Statements This presentation contains statements about future events and expectations that constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward- looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and readers are cautioned not to place undue reliance on such statements. Factors that could cause actual events or results to differ materially from the events or results described in any forward-looking statements include, but are not limited to: the sustained or further downturn in the non-residential construction industry; fluctuations in the price of steel and other raw materials; new regulations related to “conflict minerals”; our reliance on the availability and cost of freight and energy; changes in governmental regulation, including the National Electrical Code or other legislation and regulation; risks relating to doing business internationally; claims for damages for defective products; our ability to generate or raise capital in the future; risk of material environmental, health and safety liabilities and obligations; changes in the source and intensity of competition in business; the level of similar product imports into North America; our reliance on a small number of customers; work stoppages, employee strikes and other production disputes; our significant financial obligations relating to pension plans; unplanned outages at our facilities and other unforeseen disruptions; our ability to protect and enforce our intellectual property rights; our ability to attract and retain qualified employees; the reliability of our information systems; cyber security risks and cyber incidents; risks inherent in acquisitions and the financing thereof; ability to identify, acquire, close or integrate acquisition targets successfully; our substantial indebtedness and our ability to incur further indebtedness; and limitations on our business under the instruments governing our indebtedness. These and other risks, uncertainties and factors could cause our actual results to differ materially from those projected in any forward- looking statements we make. These factors may not constitute all factors that could cause actual results to differ materially. We operate in a continually changing business environment. New factors emerge from time to time, and it is not possible to predict all risks that may affect us. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should be viewed as historical data.

3 Use of Non-GAAP Financial Information and Basis of Presentation This presentation includes presentations of certain “non-GAAP financial measures” as defined under the rules of the SEC, including EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Segment Adjusted EBITDA, Net Debt, Free Cash Flow, Pro Forma Free Cash Flow and Pro Forma Net Sales. These non-GAAP measures are not considered measures of financial performance under generally accepted accounting principles (“GAAP”) and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities, total debt, net sales or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Since the non-GAAP measures used in this presentation are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. Reconciliations of EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Segment Adjusted EBITDA, Free Cash Flow and Pro Forma Free Cash Flow to the most directly comparable GAAP measures are set forth in this presentation. Pro Forma Net Sales in this presentation represents net sales as adjusted to reflect full-year effects of the Heritage Plastics, Liberty Plastics and Ridgeline Pipe acquisitions. Pro Forma Adjusted EBITDA in this presentation represents Adjusted EBITDA as further adjusted to reflect full-year effects of these acquisitions and the exclusion of one-time losses from work stoppage and losses from a facility in France that was closed in the first quarter of 2014.

4 Jim Mallak Chief Financial Officer, Atkore International Chuck Cohrs Treasurer, Atkore International Presenters Nate Sleeper Partner, Clayton, Dubilier & Rice John Williamson Chief Executive Officer, Atkore International

5 1 2 4 3 5 Transaction overview Atkore overview Financial overview Key credit highlights Syndication overview Agenda 6 Appendix

6  Atkore International, Inc. (“Atkore” or the “Company”) is a leading manufacturer of Electrical Raceway products that deploy, isolate, and protect a structure’s electrical circuitry from curb-to-outlet in non-residential construction infrastructure, including steel and PVC electrical conduit, armored and metal-clad cable and metal framing and support structures such as cable trays and ladders and wire baskets  During the LTM period ended December 27, 2013, Atkore generated Pro Forma Net Sales and Pro Forma Adjusted EBITDA of $1,631 million and $141 million (8.6% margin), respectively  Atkore was created as a standalone company in December 2010 when Clayton, Dubilier & Rice (“CD&R”) acquired a majority interest in and carved out the Electrical and Metal Products division of Tyco International (“Tyco”)  CD&R invested $306 million in convertible preferred stock and, to date, has received all quarterly dividends in the form of additional preferred shares; CD&R currently owns ~56% of the as-converted fully diluted shares of Atkore International Group Inc. (“Atkore Group”), the indirect parent company of Atkore  Tyco owns common stock representing ~37% of the as-converted fully diluted shares and management owns the remainder  Atkore is seeking to refinance its existing capital structure in conjunction with a repurchase of all of Tyco’s outstanding shares of Atkore Group for $250 million  As part of the transaction, CD&R will convert its preferred stock into common shares, thereby eliminating future dividend obligations  The financing will be comprised of:  New $420 million 1st lien term loan  New $250 million 2nd lien term loan  In addition to the share repurchase, proceeds from the refinancing will be used to redeem Atkore’s outstanding senior secured notes and pay the associated call premium, as well as to pay for other transaction expenses  Atkore’s existing $300 million ABL revolver will remain in place following the transactions  Net leverage, pro forma for the transaction, will be 5.4x LTM 12/27/2013 Pro Forma Adjusted EBITDA (5.2x pro forma for expected asset sale cash proceeds)  Commitments for the new 1st lien and 2nd lien term loans will be due on March 25, 2014 Transaction summary Note: See page 38 for a reconciliation of Pro Forma Adjusted EBITDA.

Sources & uses and pro forma capitalization

($ millions)

Sources of funds		Uses of funds	
New 1st lien term loan	$420	Payment to Tyco	$250
New 2nd lien term loan	250	Redeem senior notes	369
Incremental ABL draw	3	Senior notes call premium	27
Cash from balance sheet	3	Accrued interest on senior notes	9
		Estimated fees, expenses & OID	21
Total sources	**$676**	**Total uses**	**$676**

Capitalization

	12/27/2013A	xPF Adj. EBITDA	Adjustments	Pro Forma	xPF Adj. EBITDA
Cash	$33		(3)	$30	
ABL Revolver ($300mm)	$118	0.8x	3	$121	0.9x
New 1st lien term loan	--	--	*420*	*420*	*3.0x*
Senior notes due 2018	369	2.6x	(369)	--	--
Other	3	0.0x		3	0.0x
Total 1st lien debt	**$490**	**3.5x**		**$544**	**3.9x**
New 2nd lien term loan	--	--	*250*	*250*	*1.8x*
Total debt	**$490**	**3.5x**		**$794**	**5.6x**
Net debt	**$457**	**3.2x**		**$764**	**5.4x**
Expected asset sale proceeds				*(38)*[(a)]	
Net debt pro forma for expected asset sale proceeds				**$727**	**5.2x**
Operating metrics (LTM 12/27/13)					
Pro Forma Adjusted EBITDA	$141			$141	
Cash interest expense	40		6	47	
Pro Forma capital expenditures	19			19	
Credit statistics					
Total debt / Pro Forma Adj. EBITDA	3.5x			5.6x	
Net debt / Pro Forma Adj. EBITDA	3.2x			5.4x	
Pro Forma Adj. EBITDA / cash interest expense	3.5x			3.0x	
(Pro Forma Adj. EBITDA - PF capex) / cash interest expense	3.0x			2.6x	

Note: See page 38 for a reconciliation of Pro Forma Adjusted EBITDA.

(a) Expected asset sale proceeds include the sale of certain properties, the sale of Atkore's Saudi Arabian JV, the sale of Atkore's Brazilian business, and a working capital adjustment related to the acquisition of Heritage Plastics. Atkore has received approximately $9 million of the expected $38 million as of 3/1/2014.

7

8  Founded in 1978  49 investment professionals with offices in New York and London  Has managed the investment of approximately $19 billion of capital in 59 businesses with aggregate transaction value of more than $90 billion  Integrated operational and financial approach to private equity  Two of CD&R’s operating partners, Phil Knisely (Chairman) and Jim Berges, are members of the Atkore Group Board of Directors  Mr. Knisely works closely with the management team to add value to the Company’s strategic and operating initiatives  Targeted investment strategy with special focus on manufacturing, distribution and multi-location businesses in some form of transition or transformation Recent industrial carve-outs Other recent industrial investments CD&R overview

9  Leading market positions and strong brands in stable industry structures  Scale advantages in procurement, manufacturing and distribution  Attractive and diverse customer base with long-term channel relationships that can be leveraged  Unique value proposition in the Electrical Raceway market that can drive above- market growth  Strong average historical margin, cash flow and return on capital profile  Opportunities to improve operating performance through discrete productivity initiatives and growth investments  Attractive point in non-residential construction cycle  Upgraded and talented management team with a deepening bench and significant execution capabilities CD&R investment thesis

10 1 2 4 3 5 Transaction overview Atkore overview Financial overview Key credit highlights Syndication overview 6 Appendix

Company overview

Business history

- Founded in 1959 as Allied Tube & Conduit, the first patented "in-line" galvanized tube manufacturer
- Acquired by Tyco Laboratories (later Tyco International) in 1987
- Expanded through numerous acquisitions in the 90's and 00's, including the additions of Unistrut and AFC Cable
- Carved-out of Tyco in 2010 in a transaction led by CD&R

Key statistics: LTM 12/27/2013

Pro Forma Net Sales	$1,631
Pro Forma Adj. EBITDA	$141
Headcount	~3,300
Locations	24 manufacturing facilities 14 distribution facilities

Facility footprint


China
UK
Australia
New Zealand

Manufacturing ● Distribution / Light Assembly ● Headquarters

Net sales composition (Fiscal year ended September 27, 2013)

By business unit


Global Pipe, Tube & Conduit: 64%
Allied (Steel Pipe, Tube & Conduit) 51%
Plastic Pipe and Conduit 13%
Unistrut (Cable Management) 13%
AFC (Cable) 23%
Global Cable and Cable Mgmt: 36%

By end market


Other 28%
Non-residential construction 72%

By geography


Americas 94%
Asia-Pacific 2%
Europe 4%

By channel


OEM 19%
Distribution 81%

Note: See page 38 for reconciliation of Pro Forma Adjusted EBITDA.

11

Global Pipe, Tube & Conduit

	Fiscal year ended September 27, 2013
Pro Forma Net Sales[(a)]	$1,060
Pro Forma Adjusted EBITDA[(a)]	$89
Pro Forma Adjusted EBITDA Margin	8.4%

Business unit	Allied (51% of Atkore Net Sales)				
Product line	Conduit	Mechanical	FlexHead	Sprinkler	Fence
Products	• Steel and stainless steel conduit • Aluminum conduit • Fittings / accessories	• Galvanized mechanical tube • Non-galvanized mechanical tube	• Flexible sprinkler drops	• Sprinkler pipe	• Fence framework • Barbed tape
Example products					
Brands	allied TUBE & CONDUIT Columbia-MBF	allied TUBE & CONDUIT TECTRON Tube	FLEXHEAD INDUSTRIES SprinkFLEX FLEXIBLE SPRINKLER HOSE FITTINGS	allied TUBE & CONDUIT	allied TUBE & CONDUIT RAZOR RIBBON

Business unit	Plastic Pipe & Conduit (13% of Atkore Net Sales)		
Product line	Conduit	Water Pipe	Fittings and Others
Products	• Electrical conduit	• Water pipe • Sewer & drain pipe	• Couplings, adapters, elbows and duct • Spacers, access fittings, cover plates, boxes, etc.
Example products			
Brands	allied TUBE & CONDUIT HeritagePlastics® Ridgeline® Pipe Manufacturing	HeritagePlastics® Ridgeline® Pipe Manufacturing	allied TUBE & CONDUIT HeritagePlastics® Ridgeline® Pipe Manufacturing

(a) Pro Forma Net Sales include intercompany sales. Segment Pro Forma Adjusted EBITDA excludes corporate overhead of $21 million. See page 39 for a reconciliation of Pro Forma Adjusted EBITDA.

12

13 Business unit Unistrut (13% of Atkore Net Sales) Product line Cope / Cable Tray Unistrut Metal Framing Unistrut Construction Unistrut APAC Unistrut EMEA Products • Cable tray / ladder • Cable trunking • Wire basket • Metal framing & support • Fittings & accessories Services using: • Cable tray / ladder • Cable trunking • Metal framing & support • Wire basket • Cable tray / ladder • Metal framing & support • Wire basket • Cable tray / ladder • Metal framing & support • Wire basket Example products Brands Business unit AFC (23% of Atkore Net Sales) Product line Armored Cable / Feeder Flex & Liquid-tight Fittings & Other Products • Armored cable and metal-clad cable • Large size armored feeder • Liquid-tight and flexible conduit • Pre-wired modular wiring systems • Cable fittings Example products Brands Fiscal year ended September 27, 2013 Pro Forma Net Sales(a) $600 Pro Forma Adjusted EBITDA(a) $68 Pro Forma Adjusted EBITDA Margin 11.3% ® Global Cable and Cable Management (a) Pro Forma Net Sales include intercompany sales. Segment Pro Forma Adjusted EBITDA excludes corporate overhead of $21 million. See page 40 for a reconciliation of Pro Forma Adjusted EBITDA.

Strategy and business evolution

Before 2011	2011-2013	2014 & Beyond

Before 2011

- Leading market positions in core business, but limited strategic direction and a tail of small, unprofitable businesses outside of core
- Broad product and customer spread with limited senior management focus beyond Allied Tube & Conduit
- Divisional leadership team with immature functional leadership and significant opportunities for talent upgrades throughout the organization

2011-2013

- Upgraded management team (over 60% of the top 140 managers are new to the Company or their positions) with renewed energy, leadership and focus
- Significant reshaping of the portfolio
  - Acquiring strategic and value-added businesses to enhance market position and customer value proposition (FlexHead, Heritage Plastics, Ridgeline Plastics)
  - Exiting underperforming or poorly positioned businesses (AB Cope, Gem Fab, Brazil, Morrisville, ACROBA France)
- Investment in and growth of AFC Cable Systems and Unistrut International as key business units
- Development of the Atkore Business System to drive commercial excellence, business alignment and overall performance

2014 & Beyond

- Continue to build positions and enhance value proposition for the Electrical Raceway
  - Reduce positions in non-strategic businesses
  - Grow organically and through acquisitions of complimentary Electrical Raceway capabilities
- Atkore Atvantage marketing strategy to deliver full suite of products to serve the Electrical Raceway
- Diversification of product offering to minimize adverse impact of a single commodity
- Customer-centric growth strategy, emphasizing existing channel relationships and partnerships
- Emphasis on Atkore Business System (strategy, people, processes)
- Position business to capitalize on the expected recovery in non-residential construction

14

15 65% of the top 20 of Atkore’s leadership team, and over 60% of the top 140 managers are either new to the Company or are in new positions since the CD&R investment New to Company Since Transaction New to Position Since Transaction John Williamson President and CEO Jim Mallak Chief Financial Officer Kevin Fitzpatrick VP, Global Human Resources Steve Robins VP, Strategic Sourcing Patrick J. Bass Director, Atkore Business Systems Gary Uren VP, Business Development & Strategy Dan Kelly VP, General Counsel and Secretary Lisa Winter Director, Communications Bill Taylor President, Allied Tube and Conduit Bob Pereira President, AFC Cable Steve Elsdon President, Unistrut Construction Bill Waltz President, Plastic Pipe and Conduit Functional leads Operational leads Significant talent infusion

Portfolio remix activities

Action	Rationale	Status
RWI Acquisition	• Expands Atkore's fence market share – specifically in barbed tape	Completed Oct 2011
FlexHead Acquisition	• Diversification away from commodities – specifically in flexible sprinkler drops	Completed Feb 2012
Morrisville Divestiture	• Non-core, underperforming business	Completed Apr 2012
AB Cope Divestiture	• Non-core, underperforming business	Closed May 2012
Gem Fab Divestiture	• Non-core, underperforming business	Completed Aug 2012
Brazil Sao Paulo Closure	• Close underperforming electrical business	Completed May 2013
Brazil Divestiture	• Unattractive market • Non-core products	Closed Sept 2013
Heritage Plastics Acquisition	• Attractive growth market • Core Electrical Raceway product line • Commodity and product line diversification	Signed and closed Sept 2013
ACROBA France Closure	• Dilutive to Atkore EBITDA • Small market share and unattractive market	Closed as of Sept 2013
Ridgeline Plastics Acquisition	• Attractive growth market • Core Electrical Raceway product line • Commodity and product line diversification	Signed and closed Oct 2013

10 transactions in 25 months - Portfolio remix enables Electrical Raceway strategy, simplifies the organization and focuses Atkore on its core

16

17 Market based strategy • Market intelligence • Commercial excellence • Product management • Business development Organizational excellence • Talent acquisition • Talent development • Talent engagement • Aligned incentives & compensation Operational excellence • Lean production system • Transactional process excellence • Lean/six Sigma tool kit Atkore Business System (ABS) – The what, who and how of delivering customer value Implementation of the Atkore Business System

18 Defining the Electrical Raceway market Electrical Raceway is the mechanical infrastructure that deploys, isolates and protects a structure’s electrical circuitry from curb-to-outlet The Value of an Electrical Raceway Focus • Positions Atkore’s expertise and broad product offering • Leverages Atkore’s market presence through distribution channels • Provides solutions and increases choices to customers • Reduces overall cost to serve • Results in a more cohesive and thorough customer solution that targets a larger portion of the client’s wallet Electrical Raceway customer value proposition

19 1 2 4 3 5 Transaction overview Atkore overview Financial overview Key credit highlights Syndication overview 6 Appendix

20 Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in the Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non-residential construction cycle Proven and experienced management team with significant execution experience 1 2 3 4 5 6 7 8 Key Atkore credit highlights

21 Steel Conduit Strong brands 1 Leading market positions in Electrical Raceway #1 Armored Cable Cable & Mechanical Supports PVC Conduit Cable Tray Flex & Liquid- tight Conduit #1 #2 #3 #3#1 Market position: Strong brands with leading market positions

22 Integrated manufacturing and logistics network • $136 million freight & logistics spend in FY2013 • Scale and strategic positioning enable higher service levels and greater cost efficiency • Warehouse network optimization • Well-positioned to capitalize on any demand recovery in the U.S. Low-cost producer • Manufacturing process advantages – High-speed in-line galvanization process – On-site pickling and powder coat painting capability • Geographically dispersed manufacturing footprint • Conversion cost reduction through automation, quick change-over and process flow improvements utilizing the Atkore Business System • Centralized purchasing, with focus on: – Inventory optimization – Commodity price tracking – Demand forecasting – Freight and logistics network optimization – Supplier base management – Leverage indirect and direct material spend • Purchased $631 million of raw materials during FY2013 – 588K tons of steel – 659 million feet of copper • Weekly review of global markets, commodity pricing and economic data Strategic procurement 2 Scale advantages in procurement, manufacturing and distribution

23 89.3 78.8 50 55 60 65 70 75 80 85 90 95 FY2010 FY2013 W o rk in g C a p it a lD a y s • Reduced number of manufacturing facilities from 36 to 24 • Consolidated the distribution footprint • Centralized supply chain function, including planning, procurement and logistics management • Improved machine uptime 12 month average working capital daysOperational improvements Implemented initiatives Current initiatives 10.5 days Selected Operational Costs % improvement from 2011-2013 Material Loss / Ton 38.0% Variable Labor & Overhead / Ton 3.3% Total Conversion Cost / Ton 4.9% • Decrease warehouse & logistics costs • ABS continuous improvement projects • Improve product availability • Continue review of locations for further cost savings 3 Streamlined organization with potential for further operational improvements

24 Customer % of Net Sales Length of relationship A 4% 20+ years B 4% 20+ years C 4% 20+ years D 3% 25+ years E 3% 25+ years F 3% 20+ years G 3% 20+ years H 2% 20+ years I 2% 25+ years J 2% 20+ years Total 29% No material customer concentration - top 10 customers comprise only 29% of total sales and largest customer is only 4% of total sales Atkore top customers 4 Attractive and diverse customer base with long- term channel relationships Top 10 customers Electrical distributors Industrial distributors Other

5 Unique value proposition in the Electrical Raceway market that can drive above-market growth

Unique position in Electrical Raceway enables:

- Improved customer service
- Higher customer wallet share
- Greater sales of higher-margin products
- Increased cross-selling opportunity
- Positions Atkore strategically as a customer's single-source comprehensive solutions provider

Atkore net sales by product


Other
7%
Pipe & Tube
26%
Electrical Raceway
67%

Electrical Raceway go-to-market strategy


Cable management
Cable, flex & liquid tight conduit
Metal conduit
PVC conduit
Unistrut
COPE
Power Strut
EWC
AFC
KAF-TECH
Allied
Allied
Heritage
Ridge line
Electrical agents
4,260 branches
Electrical distributors/wholesalers

Core	Complementary high-value	
Electrical Raceway	Pipe & Tube	Other
• Metal conduit • PVC conduit • Flexible conduit • Liquid-tight conduit • Armored cable • Cable tray • Wire basket tray • Cable tray support • Fittings	• Mechanical tube • Solar support • Sprinkler pipe • Fence framework	• Flexible sprinkler drops • Construction services • Non-galvanized tube • Barbed tape

25

26 Key performance drivers (a) $385 $395 $- $80 $160 $240 $320 $400 PF Q1 2013 PF Q1 2014 $ in m ill io n s 2.6% $29 $34 $- $5 $10 $15 $20 $25 $30 $35 $40 PF Q1 2013 PF Q1 2014 $ in m ill io n s 17.2% Pro Forma Net Sales Pro Forma Adjusted EBITDA Pro Forma Net Sales: • Favorable volume across both segments as non- residential construction activity improves • Pricing improving for Global Pipe, Tube & Conduit, but offset by soft pricing in Global Cable and Cable Management due to copper price declines Pro Forma Adjusted EBITDA: • Pro Forma Adjusted EBITDA grew 17.2% despite an increase in Pro Forma Net Sales of only 2.6% • Key drivers of this strong performance include: • Improved spreads over raw material costs • Productivity gains • Lower freight and warehousing • Focus on SG&A spending 6 Strong recent financial performance with positive momentum Note: See page 38 for a reconciliation of Pro Forma Adjusted EBITDA.

27 1,210 985 1,010 950 1,404 680 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1 9 6 7 1 9 6 8 1 9 6 9 1 9 7 0 1 9 7 1 1 9 7 2 1 9 7 3 1 9 7 4 1 9 7 5 1 9 7 6 1 9 7 7 1 9 7 8 1 9 7 9 1 9 8 0 1 9 8 1 1 9 8 2 1 9 8 3 1 9 8 4 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 E 2 0 1 5 E 2 0 1 6 E 2 0 1 7 E N o n -r e s id e n ti a lc o n s tr u c ti o n s ta rt s - s q . ft . (m m ) Average since 1967 (1,284) Average of 6 prior peaks (1,569)(a) Average of 5 prior troughs (1,112)(b) CY2013 level (845) Prior peak in '07 (1,636)  While the recovery is underway, non-residential activity still remains well below historical levels  ~94% increase from 2013 is needed to achieve most recent peak level in 2007  ~86% increase from 2013 is needed to achieve the average of the six cyclical peaks since 1967  ~32% increase from 2013 is needed to achieve the average of the five cyclical troughs since 1967 prior to the current downturn  ~52% increase from 2013 is needed to achieve the market average since 1967 Note: Represents calendar year data. Projections represent McGraw-Hill estimates. (a) Includes prior peaks in 1969, 1973, 1979, 1985, 2000 and 2007. (b) Includes prior troughs in 1970, 1975, 1982, 1992 and 2003. Source: McGraw-Hill New non-residential construction starts (square feet in millions) 7 Attractive point in non-residential construction cycle

28 Name Position Years of relevant experience Previous experience John Williamson President and CEO 26 • ITT: 6 Years as President of $1.8b division • Danaher: 17 years in general management and operations Jim Mallak Chief Financial Officer 37 • Tower Automotive: CFO • Textron: Segment CFO • ITT: 14 years in senior finance Bill Taylor President, Allied Tube and Conduit 20 • ITT: President of Interconnect Solutions • ITT: President of China/India Bob Pereira President, AFC Cable 34 • Revere Copper and Brass: VP and General Manager of Electrical Products Division Bill Waltz President, Plastic Pipe and Conduit 14 • Strategic Materials, Inc.: Chairman and CEO • Pentair: 15 years in various divisions Kevin Fitzpatrick VP, Global Human Resources 22 • A.M. Castle: 3 Years as VP of Human Resources • UPM Kymmene: 8 years as North America VP of HR Gary Uren VP, Business Development and Strategy 28 • Legrand: Managing Director of Australia / New Zealand • Legrand: Director of HPM - Legrand Dan Kelly VP, General Counsel and Secretary 20 • Xylem: General Counsel • ITT: VP General Counsel of Fluid & Motion Control 8 Proven and experienced management team with significant execution experience

29 1 2 4 3 5 Transaction overview Atkore overview Financial overview Key credit highlights Syndication overview 6 Appendix

30 Note: See page 38 for reconciliation of Pro Forma Adjusted EBITDA and page 41 for reconciliation of free cash flow. (a) Free cash flow calculated as Adjusted EBITDA less changes in working capital and capital expenditures. (b) Free cash flow conversion is calculated as free cash flow / Adjusted EBITDA. ($ millions, Fiscal Year ended September) As reported Pro forma 2011 2012 2013 LTM 12/27/13 2013 LTM 12/27/13 Net sales $1,438 $1,549 $1,476 $1,516 $1,620 $1,631 % growth 7.7% (4.7%) n/a n/a n/a Adjusted EBITDA $126 $121 $108 $116 $136 $141 % margin 8.8% 7.8% 7.3% 7.7% 8.4% 8.6% Capital expenditures $45 $19 $15 $17 $18 $19 % of net sales 3.1% 1.2% 1.0% 1.1% 1.1% 1.2% Free cash flow(a) $69 $101 $89 $91 $114 $114 Free cash flow conversion(b) 55% 84% 82% 78% 84% 81% Historical financial results

31 Global Pipe, Tube & Conduit As reported Pro forma ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13 2013 LTM 12/27/13 Net sales $910 $954 $910 $904(a) $1,060 $1,061(a) % growth 4.8% (4.6%) n/a n/a n/a Adjusted EBITDA $110 $73 $72 $68(a) $89 $83(a) % margin 12.1% 7.7% 7.9% 7.5% 8.4% 7.8% Capital expenditures $14 $11 $9 $11 $12 $13 Global Cable and Cable Management As reported Pro forma ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13 2013 LTM 12/27/13 Net sales $553 $634 $606 $653(a) $600 $611(a) % growth 14.7% (4.4%) n/a n/a n/a Adjusted EBITDA $57 $80 $57 $68(a) $68 $78(a) % margin 10.3% 12.6% 9.4% 10.4% 11.3% 12.8% Capital expenditures $22 $7 $6 $6 $6 $6 Note: Net sales includes intercompany sales. Segment Adjusted EBITDA excludes corporate overhead of ($41), ($32), ($21) and ($20) million in the 2011, 2012, 2013 and LTM 12/27/13 periods. See pages 39-40 for reconciliation of Pro Forma Adjusted EBITDA. (a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11 million of EBITDA. Historical financial detail by segment

32 1 2 4 3 5 Transaction overview Atkore overview Financial overview Key credit highlights Syndication overview 6 Appendix

33  $275mm ABL Facility  $410mm Notes Allied Tube & Conduit Corp (U.S.) Atkore International CTC Inc. (U.S.) Atkore International (NV) Inc. (U.S.) Foreign Subsidiaries Atkore International Group Inc. (U.S.) Atkore International Holdings Inc. (U.S.) Atkore International, Inc. (U.S.) FlexHead Industries, Inc. (U.S.) Represents a guarantor Atkore Plastic Pipe Co. (U.S.) SprinkFLEX LLC (U.S.) Atkore Foreign Holdings Inc. (U.S.) Unistrut International Corp. (U.S.)  $300mm existing ABL Facility  $420mm New 1st Lien Term Loan  $250mm New 2nd Lien Term Loan CD&R Management Summary pro forma corporate structure

34 Adjusted EBITDA reconciliation Consolidated Quarter ended Quarter ended ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13 12/28/12 12/27/13 Net income (loss) (20) (8) (64) (63) (4) (3) Loss (gain) from discontinued operations 3 5 38 39 (1) -- -- Tax Impact on discontinued operations -- 1 5 5 -- -- Net Income (Loss) from Continuing Operations (17) (2) (21) (19) (5) (3) Add: Interest expense, net 48 50 48 51 12 15 Depreciation and amortization 41 49 48 50 13 15 Benefit for Income Tax 3 (9) (5) (5) (1) (1) EBITDA $75 $88 $70 $77 $19 $26 Adjustments to EBITDA: Restructuring 2 -- 2 -- 2 -- Non-cash share based compensation 2 1 2 3 -- 1 Unusual product liability 1 4 2 2 -- -- Non-cash pension expense and withdrawal liability 3 3 10 9 1 -- Management fee 5 6 6 6 2 2 Non-cash asset impairment -- 12 9 8 1 -- Other non-cash items 38 7 7 11 1 5 Adjusted EBITDA $126 $121 $108 $116 $26 $34 Pro Forma Adjustments Full year effect of acquired businesses 17 15 2 -- One-time losses from work stoppage 8 8 -- -- Losses from closed France facility (closed Q1 2014) 3 2 1 -- Pro Forma Adjusted EBITDA $136 $141 $29 $34

35 Adjusted EBITDA reconciliation Global Pipe, Tube & Conduit ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13(a) Operating income (loss) 69 27 30 24 Add: Depreciation and amortization 27 32 31 32 EBITDA 96 $59 $61 $56 Adjustments to EBITDA: Restructuring -- -- -- 1 Non-cash share based compensation -- -- -- -- Unusual product liability -- -- -- -- Non-cash pension expense and withdrawal liability 3 3 3 2 Full year restructuring cost savings -- -- -- -- Management fee -- -- -- -- Non-cash asset impairment -- 7 6 5 Other non-cash items 11 4 2 4 Adjusted EBITDA $110 $73 $72 $68 Pro Forma Adjustments Full year effect of acquired businesses -- -- 17 15 One-time losses from work stoppage -- -- -- -- Losses from closed France facility (closed Q1 2014) -- -- -- -- Pro Forma Adjusted EBITDA $110 $73 $89 $83 (a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11 million of EBITDA.

36 Adjusted EBITDA reconciliation Global Cable & Cable Management ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13(a) Operating income (loss) 36 63 28 39 Add: Depreciation and amortization 13 16 16 16 EBITDA $49 $79 $44 $55 Adjustments to EBITDA: Restructuring 3 -- 2 (1) Non-cash share based compensation -- -- -- -- Unusual product liability -- -- -- -- Non-cash pension expense and withdrawal liability -- -- 7 7 Full year restructuring cost savings 1 -- -- -- Management fee -- -- -- -- Non-cash asset impairment -- -- 3 3 Other non-cash items 4 1 1 4 Adjusted EBITDA $57 $80 $57 $68 Pro Forma Adjustments Full year effect of acquired businesses -- -- -- -- One-time losses from work stoppage -- -- 8 8 Losses from closed France facility (closed Q1 2014) -- -- 3 2 Pro Forma Adjusted EBITDA $57 $80 $68 $78 (a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11 million of EBITDA.

37 As reported Pro forma ($ millions, Fiscal Year ended September) 2011 2012 2013 LTM 12/27/13 2013 LTM 12/27/13 Adjusted EBITDA $126 $121 $108 $116 $136 $141 Changes in: Accounts receivable (30) (15) 20 3 20 3 Prepaid expenses (7) (6) (5) (1) (5) (1) Inventories (15) 19 (17) (21) (17) (21) Accounts payable 20 9 (8) 5 (8) 5 Accrued and other liabilities 16 (7) 3 6 3 6 Other 4 (1) 3 - 3 - Δ Net working capital (12) (1) (4) (8) (4) (8) Capital expenditures (45) (19) (15) (17) (18) (19) Free cash flow $69 $101 $89 $91 $114 $114 Free cash flow reconciliation

March 2014 Atkore International, Inc. Confidential Information Memorandum

1 I. Use of non-GAAP financial information This Confidential Information Memorandum includes presentations of certain “non-GAAP financial measures” as defined under the rules of the U.S. Securities and Exchange Commission, including EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Segment Adjusted EBITDA, Net Debt, Pro Forma Net Debt, Free Cash Flow, Pro Forma Free Cash Flow, and Pro Forma Net Sales. These non-GAAP measures are not considered measures of financial performance under generally accepted accounting principles (“GAAP”) and the items excluded therefrom are significant components in understanding and assessing our financial performance. These non-GAAP measures should not be considered in isolation or as an alternative to GAAP measures such as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity. Since these non-GAAP measures are not measures determined in accordance with GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. II. Basis of Presentation Pro Forma Net Sales in this presentation represents net sales as adjusted to reflect full- year effects of the Heritage Plastics, Liberty Plastics and Ridgeline Pipe acquisitions. Pro Forma Adjusted EBITDA in this presentation represents Adjusted EBITDA as further adjusted to reflect full-year effects of these acquisitions and the exclusion of one-time losses from work stoppage and losses from a facility in France that was closed in the first quarter of 2014.

2 Executive summary Please note that all references to the “LTM period” mean the last twelve months period ended December 27, 2013. The Company has a 52– or 53–week fiscal year that ends on the last Friday in September (“FYE”). Introduction Atkore International, Inc. (“Atkore” or the “Company”) is a leading manufacturer of Electrical Raceway products that deploy, isolate, and protect a structure’s electrical circuitry in non- residential construction infrastructure from “curb-to-outlet”. Primarily installed in construction applications, the Company’s core Electrical Raceway products include: steel, stainless steel, aluminum, and PVC electrical conduit; armored and metal-clad cable; liquid-tight and flexible conduit; cable tray and cable ladder; and support systems that support Atkore’s other products and solutions. The Company’s mission is to be the customer’s first choice for Electrical Raceway and complementary high value products by providing unmatched quality and delivery through the electrical distribution channel. This mission is supported by Atkore’s focus on sustainable excellence in strategy, people and processes, enabled by the Atkore Business System (“ABS”). Based on company estimates and data from the National Electrical Manufacturers Association (“NEMA”) and Underwriters Laboratories (“UL”), Atkore enjoys a strong market position in most of its core strategic Electrical Raceway markets, namely: #1 in steel conduit, #1 in armored cable, #1 in cable and Electrical Raceway supports, and #2 in PVC conduit. The Company distributes products to end-users, typically trade contractors, through several distinct channels, primarily electrical distributors but also industrial distributors, HVAC and plumbing distributors, datacom distributors, home improvement retailers, and original equipment manufacturers (“OEM”), as well as directly to a small number of general contractors. Management believes the breadth and complementary portfolio of Electrical Raceway products, combined with its strong brands and entrenched market positions in the electrical distribution channel, afford the Company a meaningful competitive advantage and position it well for further growth and portfolio expansion. The Company utilizes a diversified set of raw material inputs including steel, copper, and PVC resin. It also employs leading manufacturing technologies to ensure industry best practices in product quality, delivery, and service. The majority of Atkore’s sales and operations are in North America. In the fiscal year 2013, 91% of net sales were tied to customers located in the United States. The Company’s core Electrical Raceway products accounted for 67% of net sales, and its complementary pipe and tube products accounted for 26% of net sales.

3 Generally, the Company’s sales volume is driven by non-residential construction activity. Non-residential construction is beginning to slowly recover from the all-time trough it reached in the most recent recession. Management believes the Company is well positioned to capitalize on any recovery in non-residential construction activity in the coming years, which would result in potentially significant growth as well as higher margins due to the inherent operating leverage of its scalable operating platform. For the fiscal year 2013, Atkore generated pro forma net sales of $1,620 million and pro forma Adj. EBITDA of $136 million. For the LTM period, the Company generated pro forma net sales and pro forma Adj. EBITDA of $1,631 million and $141 million (8.6% EBITDA margin), respectively. Net sales breakdown (Fiscal year ended September 27, 2013) By geography By business unit By product category By end market driver Source: Company information Americas 94% Europe 3% Asia-Pacific 3% Plastic Pipe & Conduit 13% Unistrut (Cable Management) 13% AFC (Cable) 23% Allied (Steel Pipe, Tube & Conduit) 51% Global Pipe, Tube & Conduit: 64% Global Cable and Cable Mgmt: 36% Electrical Raceway 67% Pipe & Tube 26% Other 7% Non- residential construction 72% Other 28%

4 Atkore transformation Since it was separated from Tyco International (“Tyco”) in a transaction with Clayton, Dubilier & Rice (“CD&R”) in 2010, Atkore has actively engaged in a series of transactions to reshape its business and product portfolio to align with its central strategy of providing products to serve the Electrical Raceway market. These activities have led to the closure or divestiture of several non-core or poorly positioned businesses (Morrisville structural tube operations, Gem Fab sprinkler system fabrication, AB Cope joint venture in Saudi Arabia, ACROBA France operations and Brazilian steel operations) as well as the acquisition of several businesses that enhance the profitable core of the Atkore portfolio. Most recently, in September and October of 2013, Atkore acquired Heritage Plastics, Inc., Liberty Plastics, LLC and Ridgeline Pipe Manufacturing and added the businesses to a new operating unit in its Global Pipe, Tube & Conduit segment. This unit, Plastic Pipe and Conduit (“PP&C”), was created to manage and integrate the acquired businesses with Atkore’s existing Georgia Pipe business, and to encourage business development activities and enhance coordination. Atkore’s PP&C business now has the #2 position in the growing PVC conduit market. Atkore has also undergone significant changes to its management team and operations since 2010. John Williamson, formerly a senior executive at ITT and Danaher, was hired as CEO in 2011. He has led a meaningful, company-wide focus on adding and upgrading talent that has resulted in over 60% of the top 140 senior managers being new to the Company or their positions since 2010. These changes, in concert with the introduction and implementation of the ABS, have re-energized and aligned the entire organization, with an emphasis on sustainable excellence. Transactions overview In December 2010, Tyco sold a majority interest in its Electrical and Metal Products division to CD&R. Shortly prior to the carve out, the Company was re-named Atkore. In the transaction, CD&R invested $306 million in convertible preferred stock for an initial 51% ownership position in Atkore International Group Inc. (“Atkore Group”), the indirect parent of Atkore, and Tyco retained a 49% interest in Atkore Group through common stock. Since that time, CD&R has received all quarterly dividends related to its convertible preferred stock in the form of additional preferred shares. On a fully diluted and as-converted basis, CD&R now owns ~56% of Atkore Group. On March 6, 2014, Atkore Group entered into a non-binding letter of intent to acquire the 29.4 million shares of Atkore Group currently owned by Tyco and will refinance its existing capital structure to fund the repurchase. As part of the share repurchase and refinancing transactions, CD&R will convert its preferred stock into common shares, thereby eliminating future dividend obligations. The financing will be comprised of a $420 million 1st lien term loan and a $250 million 2nd lien term loan. In addition to the share repurchase, proceeds from the refinancing will be used to redeem Atkore's outstanding senior secured notes (including any accrued and unpaid interest expense) and pay associated call premium and related expenses. Atkore's existing $300 million ABL revolver will remain in place following the transactions. Commitments for the new 1st lien and 2nd lien term loans will be due on March 25, 2014.

Sources and uses and pro forma capitalization

The following table sets forth the estimated sources and uses of funds for the Transactions.

($ millions)

Sources of funds		Uses of funds	
New 1st lien term loan	$420	Payment to Tyco	$250
New 2nd lien term loan	250	Redeem senior notes	369
Incremental ABL draw	3	Senior notes call premium	27
Cash from balance sheet	3	Accrued interest on senior notes	9
		Estimated fees, expenses & OID	21
Total sources	**$676**	**Total uses**	**$676**

Capitalization	12/27/2013A	xPF Adj. EBITDA	Adjustments	Pro Forma	xPF Adj. EBITDA
Cash	$33		(3)	$30	
ABL Revolver ($300mm)	$118	0.8x	3	$121	0.9x
New 1st lien term loan	--	--	*420*	*420*	*3.0x*
Senior notes due 2018	369	2.6x	(369)	--	--
Other	3	0.0x		3	0.0x
Total 1st lien debt	**$490**	**3.5x**		**$544**	**3.9x**
New 2nd lien term loan	--	--	*250*	*250*	*1.8x*
Total debt	**$490**	**3.5x**		**$794**	**5.6x**
Net debt	**$457**	**3.2x**		**$764**	**5.4x**
Expected asset sale proceeds				*(38)* [a]	
Net debt pro forma for expected asset sale proceeds				**$727**	**5.2x**
Operating metrics (LTM 12/27/13)					
Pro Forma Adjusted EBITDA	$141			$141	
Cash interest expense	40		6	47	
Pro Forma capital expenditures	19			19	
Credit statistics					
Total debt / Pro Forma Adj. EBITDA	3.5x			5.6x	
Net debt / Pro Forma Adj. EBITDA	3.2x			5.4x	
Pro Forma Adj. EBITDA / cash interest expense	3.5x			3.0x	
(Pro Forma Adj. EBITDA - PF capex) / cash interest expense	3.0x			2.6x	

Note: See page 52 for a reconciliation of Pro Forma Adjusted EBITDA.

(a) Expected asset sale proceeds include the sale of certain properties, the sale of Atkore's Saudi Arabian JV, the sale of Atkore's Brazilian business, and a working capital adjustment related to the acquisition of Heritage Plastics. Atkore has received approximately $9 million of the expected $38 million as of 3/1/2014.

Adjusted EBITDA is EBITDA as adjusted for restructuring, non-cash share based compensation, unusual product liability, non-cash pension expense and withdrawal liability, management fee, asset impairment and other non-cash items. The reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is set forth in this Confidential Information Memorandum under "Section 6. Historical financial overview."

5

6 Historical financial summary Note: See page 52 for reconciliation of Adj. EBITDA and page 53 for reconciliation of free cash flow. (a) Free cash flow calculated as Adjusted EBITDA less changes in working capital and capital expenditures. (b) Free cash flow conversion calculated as free cash flow divided by Adj. EBITDA. Source: Company information LTM FYE LTM ($ millions, Fiscal Year ended September) 2011 2012 2013 12/27/2013 2013 12/27/2013 Net sales $1,438 $1,549 $1,476 $1,516 $1,620 $1,631 % growth 7.7% (4.7%) n/a n/a n/a Adjusted EBITDA $126 $121 $108 $116 $136 $141 % margin 8.8% 7.8% 7.3% 7.7% 8.4% 8.6% Capital expenditures $45 $19 $15 $17 $18 $19 % of net sales 3.1% 1.2% 1.0% 1.1% 1.1% 1.2% Free cash flow(a) $69 $101 $89 $91 $114 $114 Free cash flow conversion (b) 55% 84% 82% 78% 84% 81% Pro Forma Fiscal Year Ended

Key Atkore credit highlights

Key credit highlights

- **Strong brands with leading market positions**
- Scale advantages in procurement, manufacturing and distribution
- Streamlined organization with potential for further operational improvements
- Attractive and diverse customer base with long-term channel relationships
- Unique value proposition in Electrical Raceway market that can drive above-market growth
- Strong recent financial performance with positive momentum
- Attractive point in non-residential construction cycle
- Proven and experienced management team with significant execution experience

Strong brands with leading market positions

Atkore is a leading manufacturer of Electrical Raceway products and solutions in North America. Electrical Raceway is the mechanical infrastructure that deploys, isolates, and protects electrical circuitry in a variety of applications. Atkore's management believes that its ability to deliver a suite of integrated "curb-to-outlet" Electrical Raceway solutions has established the Company as a leader in this market. In addition, Atkore is further differentiated by the performance and quality of its products, its long-standing customer relationships, its record for on-time delivery and order fulfillment accuracy, and its ability to develop and market new products. Atkore markets well-established brands and commands strong relationships with electrical distributors through its specialized agent network which provides a high service level and reliably meets customers' needs. The Company's impressive portfolio of brands includes Allied Tube & Conduit®, AFC Cable Systems®, Unistrut®, Heritage®, Ridgeline® and FlexHead®, among others. Each of these brands is not only well known across its respective customer bases, but also highly respected in the contractor community. With the broadest "one-stop-offering" of products in the Electrical Raceway market, Aktore enables its customers to purchase multiple products on a single truckload in a single order, thereby optimizing their purchasing across different Electrical Raceway alternatives.


Strong brands
allied
FLEXHEAD
AFC
UNISTRUT
cope
SprinkFLEX
Heritage Plastics
UNISTRUT Construction
TECTRON Tube
Columbia-MBF
POWER-STRUT
Leading market positions in Electrical Raceway
Steel Conduit
Armored Cable
Cable & Mechanical Supports
PVC Conduit
Cable Tray
Flex & Liquid-tight Conduit
Market position:
#1
#1
#1
#2
#3
#3

Source: Company information

The Company has strong market positions in North America including: #1 market position in steel conduit, armored cable, and cable and mechanical support systems with an estimated market share of 34%, 42%, and 24%, respectively. In the PVC conduit market, Atkore maintains a #2 position with an estimated 36% market share.

7

8 Scale advantages in procurement, manufacturing and distribution Atkore leverages its scale in procurement, manufacturing, and distribution to drive competitive advantages in cost, product availability and customer service capabilities to sustain and grow its leadership positions across its key markets. Atkore’s Electrical Raceway portfolio utilizes a range of raw material inputs including steel, copper, aluminum and PVC resin. Atkore’s purchasing scale for each of these materials enables the Company to negotiate favorable terms (price, delivery and priority) directly from mills and plants. Atkore minimizes commodity price risk by employing several key operating disciplines, including inventory replenishment cycle optimization, commodity price tracking and forecasting, demand forecasting and logistics and logistics optimizing. These procurement practices reduce supply chain costs and improve the efficiency of Atkore’s operating processes. Atkore has centralized purchasing activities to ensure that company-wide volumes are leveraged in negotiations of prices and terms. The scale and strategic locations of Atkore’s manufacturing and distribution facilities provide a competitive advantage in the marketplace. As a result of the Company’s facility footprint and integrated logistics network, Atkore is able to respond more quickly than competitors to changes in customer demand. These benefits of scale also provide for reliable on-time product delivery and a higher level of service for all customers, which differentiates Atkore from smaller competitors. Integrated manufacturing and logistics network  Scale and strategic positioning enable higher service levels and greater cost efficiency  Warehouse network optimization  Well-positioned to capitalize on any demand recovery in the U.S. Low-cost producer  Manufacturing process advantages  Geographically dispersed manufacturing footprint  Conversion cost reduction  Centralized purchasing  Weekly review of global markets, commodity pricing and economic data  Favorable steel and PVC resin pricing versus published market prices Strategic procurement Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

9 Streamlined organization with potential for further operational improvements Since 2010, the Company has developed a distinguished track record of driving operational improvements and offering unmatched product quality, on-time delivery, and order fulfillment accuracy. Atkore has implemented several restructuring initiatives to streamline the Company’s cost structure, including consolidation of its manufacturing and distribution footprint and centralization of procurement and supply chain management. Management has also developed the ABS, a highly efficient operating and human capital management model. By introducing new protocols, the Company has reduced conversion costs through greater automation, more rapid line changeovers, mill up-time and various related process flow improvements. In addition, Management has created a highly effective talent management model that emphasizes “top-grading” employee talent through acquisition, development, and engagement, thereby improving the overall talent quotient throughout the organization. In order to better manage the working capital needs of the Company, Atkore centralized many supply chain functions, resulting in an improvement of 10.5 net working capital days from fiscal year end 2010 to 2013. These initiatives have enabled Atkore to remain economically competitive and strategically well positioned. Avg. net working capital days improvement Operational cost improvement Source: Company information Implemented Initiatives – Reduced number of manufacturing facilities from 36 to 24 – Consolidated the distribution footprint – Centralized supply chain function, including planning, procurement and logistics management – Improved machine uptime Current Initiatives – Decrease warehouse & logistics costs – ABS continuous improvement projects – Improve product availability – Continue review of locations for further cost savings 89.3 78.8 70.0 75.0 80.0 85.0 90.0 95.0 100.0 FY2010 FY2013 A v g . n e t w o rk in g c a p it a ld a y s 10.5 days improvement 38.0% 4.9% 3.3% 0.0% 20.0% 40.0% Material Loss / Ton Total Conversion Cost / Ton Variable Labor & Overhead / Ton % improvement Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

10 Attractive and diverse customer base with long-term channel relationships Atkore provides products and services to an attractive and diverse national customer base of electrical distributors that supply a variety of end markets. Many of these electrical distribution channel relationships have been ongoing for 20+ years. Atkore’s top customers include Sonepar, CED, Graybar, Rexel, Wesco, HD Supply and Home Depot, among others. The Company maintains its status as a preferred supplier driven by creating demand for its quality products, managing its new product pipeline and by adding new product categories that address market requirements, organically or through acquisitions. Atkore offers customers a compelling value proposition based on order cycle time, reliability, consistent product quality and ability to customize product development. The Company’s sales and marketing processes are focused on thoroughly understanding and meeting a wide range of product needs by its customers. Blue chip customer base Source: Company information Atkore’s top ten customers accounted for approximately 29% of net sales and no single customer accounted for more than 4% of net sales. Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

Unique value proposition in the Electrical Raceway market that can drive above-market growth

Key credit highlights

- Strong brands with leading market positions
- Scale advantages in procurement, manufacturing and distribution
- Streamlined organization with potential for further operational improvements
- Attractive and diverse customer base with long-term channel relationships
- **Unique value proposition in Electrical Raceway market that can drive above-market growth**
- Strong recent financial performance with positive momentum
- Attractive point in non-residential construction cycle
- Proven and experienced management team with significant execution experience

Focusing on serving the Electrical Raceway is a strategic growth priority for Atkore. Through organic growth and acquisitions over the past 3 years, the Company has developed an Electrical Raceway competence, product portfolio and market presence, resulting in its current unique strategic position as the single-source provider of Electrical Raceway solutions. As of fiscal year 2013, 67% of Atkore's net sales served the Electrical Raceway market.

Atkore offers a broad suite of complementary and alternative Electrical Raceway solutions that are poised to benefit from recovery in non-residential construction and infrastructure development. From armored cable to conduit and cable management systems, Atkore's product offering can satisfy various building codes, modes of construction and end market requirements, thereby removing complexity and adding value for its customers and end-users. Atkore believes its focus on the Electrical Raceway market enables it to deliver improved customer value and leverage its market presence through distribution channels. Over time, Aktore expects to benefit from both increased volume of higher-margin products and cross-selling opportunities, resulting in more cohesive and thorough solutions that secure a larger portion of each customer's wallet.

Atkore's net sales by product category



Other
7%
Pipe & Tube
26%
Electrical
Raceway
67%

Core	Complementary high-value	
Electrical Raceway	**Pipe & Tube**	**Other**
– Metal conduit	– Mechanical tube	– Flexible sprinkler drops
– PVC conduit	– Solar support	– Construction services
– Flexible conduit	– Sprinkler pipe	– Non-galvanized tube
– Liquid-tight conduit	– Fence framework	– Barbed tape
– Armored cable		
– Cable tray		
– Wire basket tray		
– Cable tray support		
– Fittings		

Electrical Raceway go-to-market strategy



CABLE MANAGEMENT
CABLE, FLEX & LIQUID TIGHT CONDUIT
METAL CONDUIT
PVC CONDUIT
UNISTRUT
COPE
POWER STRUT
EWC
AFC
KAF-TECH
ALLIED
ALLIED
HERITAGE
RIDGELINE
ELECTRICAL AGENTS
4,260 branches
ELECTRICAL DISTRIBUTORS/WHOLESALERS

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12 Strong recent financial performance with positive momentum Atkore has a track record of generating solid margins and strong cash flows from operating activities, even in severely depressed economic conditions or in periods of reduced end market demand. During the most recent downturn, management focused on prudently reducing costs and increasing free cash flow through working capital management improvements to offset the negative impacts of the demand decline. Although the recovery in non-residential activity remains only in its nascent stages, the Company is demonstrating positive earnings momentum. In the first fiscal quarter of 2014 (ended December), Atkore’s pro forma Adjusted EBITDA grew 17% despite an increase in pro forma net sales of only 3%. The Company also continued to demonstrate good cash flow performance even in a seasonally slow first quarter, as its low on-going maintenance capital expenditure requirements and low cost manufacturing position enable the Company to manage through weak demand environments. Pro forma net sales Pro forma adjusted EBITDA Source: Company information Key performance drivers for sales – Favorable volume across both segments as non-residential construction activity improves – Pricing improving for Global Pipe, Tube & Conduit, but offset by soft pricing in Global Cable and Cable Management segment due to copper price declines Key performance drivers for EBITDA – Improved spreads over raw material costs – Productivity gains – Lower freight and warehousing – Focus on SG&A spending $385 $395 $0 $50 $100 $150 $200 $250 $300 $350 $400 PF Q1 2013 PF Q1 2014 $ in m ill io n s 2.6% improvement $29 $34 $0 $5 $10 $15 $20 $25 $30 $35 $40 PF Q1 2013 PF Q1 2014 $ in m ill io n s 17.2% improvement Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

13 Attractive point in non-residential construction cycle Atkore is well positioned to capitalize on the expected recovery in non-residential construction activity. Approximately 72% of fiscal year 2013 net sales were derived from non-residential construction demand. In the recent downturn, new non-residential construction starts, as measured in square feet by McGraw-Hill, reached a historic low of 680 million square feet in 2010. Since that time, the market has only recovered modestly to 845 million square feet in 2013. However, this activity level is well below all previous market troughs since 1967, suggesting considerable potential growth for Atkore’s end markets when the market recovers. The current level of the market relative to historical levels is illustrated in the bullets and graph below: – ~94% increase from 2013 is needed to achieve most recent peak level in 2007 – ~86% increase from 2013 is needed to achieve the average of the six cyclical peaks since 1967 – ~32% increase from 2013 is needed to achieve the average of the five cyclical troughs since 1967 prior to the current downturn – ~52% increase from 2013 is needed to achieve the market average since 1967 New non-residential construction starts (square feet in millions) Note: Represents calendar year data. Projections represent McGraw-Hill estimates. (a) Includes prior peaks in 1969, 1973, 1979, 1985, 2000 and 2007. (b) Includes prior troughs in 1970, 1975, 1982, 1992 and 2003. Source: McGraw Hill, Deutsche Bank 1,210 985 1,010 950 1,404 680 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1 9 6 7 1 9 6 8 1 9 6 9 1 9 7 0 1 9 7 1 1 9 7 2 1 9 7 3 1 9 7 4 1 9 7 5 1 9 7 6 1 9 7 7 1 9 7 8 1 9 7 9 1 9 8 0 1 9 8 1 1 9 8 2 1 9 8 3 1 9 8 4 1 9 8 5 1 9 8 6 1 9 8 7 1 9 8 8 1 9 8 9 1 9 9 0 1 9 9 1 1 9 9 2 1 9 9 3 1 9 9 4 1 9 9 5 1 9 9 6 1 9 9 7 1 9 9 8 1 9 9 9 2 0 0 0 2 0 0 1 2 0 0 2 2 0 0 3 2 0 0 4 2 0 0 5 2 0 0 6 2 0 0 7 2 0 0 8 2 0 0 9 2 0 1 0 2 0 1 1 2 0 1 2 2 0 1 3 2 0 1 4 E 2 0 1 5 E 2 0 1 6 E 2 0 1 7 E N o n -r e s id e n tia lc o n s tr u ct io n st a rt s - sq . ft . (m m ) Average since 1967 (1,284) Average of 6 prior peaks (1,569)(a) Average of 5 prior troughs (1,112)(b) CY2013 level (845) Prior peak in '07 (1,636) Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

14 Proven and experience management team with significant execution experience Atkore has a highly experienced management team with an average tenure of 25 years of relevant execution experience. The senior management team has a proven track record of developing and marketing new products as well as identifying and executing initiatives to improve the Company’s cost position and process efficiencies. The team has been significantly changed and upgraded since being carved out of Tyco in 2010. John Williamson joined as CEO in 2011 and 65% of the top 20 of Atkore’s leadership team, and over 60% of the top 140, are either new to the Company or their positions since CD&R’s investment at the end of 2010. Key management Source: Company information Key credit highlights Strong brands with leading market positions Scale advantages in procurement, manufacturing and distribution Streamlined organization with potential for further operational improvements Attractive and diverse customer base with long-term channel relationships Unique value proposition in Electrical Raceway market that can drive above-market growth Strong recent financial performance with positive momentum Attractive point in non- residential construction cycle Proven and experienced management team with significant execution experience

15 Company overview Atkore is a leading manufacturer of Electrical Raceway products that deploy, isolate, and protect a structure’s electrical circuitry from “curb-to-outlet” in non-residential construction infrastructures. The Company’s products are primarily used in construction applications and include steel, stainless steel, aluminum and PVC electrical conduit; armored and metal-clad cable; flexible & liquid-tight conduit; and Electrical Raceway support systems. Atkore employs approximately 3,300 people based in 6 countries, and operates 24 manufacturing facilities and 14 distribution facilities that are strategically located to efficiently receive materials from suppliers as well as deliver products to customers. Atkore’s global footprint has been streamlined in recent years to improve manufacturing capacity utilization across its facilities and to enhance the efficiency of its transportation and logistics networks. The Company’s products are marketed under well-recognized brands: Allied Tube & Conduit®, AFC Cable Systems® and Unistrut®, as well as certain other brands such as Power-Strut®, Columbia MBF®, Cope®, Telespar®, Kaf-Tech®, Flo-Coat®, Gatorshield®, Kwik-Fit®, Razor Ribbon®, FlexHead®, Heritage Plastics® and SprinkFLEX®. Products are distributed to end-users through several distinct channels, the biggest of which is electrical distributors. Other channels include industrial distributors, HVAC and plumbing distributors, datacom distributors, home improvement retailers, and OEMs, as well as direct sales to a small number of general contractors. Many of these products are ultimately installed into non-residential and multi-family residential buildings during new construction and renovation by end-users, who are typically electrical contractors. Atkore’s sales and marketing processes are focused on thoroughly understanding the product needs of each end-user and ensuring that the Company is equipped to meet a wide range of customer requirements. Management believes its product availability, breadth and premium quality of product offering, as well as strong manufacturing capabilities, differentiate Atkore from its competitors. Atkore maintains long-standing relationships with a diverse base of blue-chip customers. In fiscal year 2013, the top 10 customers, which included leading distributors like Sonepar, Rexel, Wesco, CED and Graybar, as well as DIY retailers like Home Depot, accounted for approximately 29% of net sales. No single customer accounted for more than 4% of net sales during the same period. The majority of Atkore’s sales and operations are in North America. In fiscal year 2013, 91% of net sales were to customers located in the United States. Atkore’s global platform also includes a manufacturing and sales presence in Australia, the United Kingdom, New Zealand and China. Approximately 72% of net sales in fiscal year 2013 were related to U.S. non-residential construction, for which product sales and installation typically lags U.S. non- residential construction square footage starts by three to nine months.

16 Since the separation from Tyco in 2010, Atkore has actively engaged in a series of transactions to reshape its business and product portfolio to align with its central strategy of providing products to serve the Electrical Raceway market. These activities have led to the closure or divestiture of several non-core or poorly positioned businesses (Morrisville structural tube operations, Gem Fab sprinkler system fabrication, AB Cope joint venture in Saudi Arabia, ACROBA France operations and Brazilian steel operations) as well as the acquisition of several businesses that enhance the profitable core of the Atkore portfolio. Most recently, in September and October of 2013, Atkore acquired Heritage Plastics, Inc., Liberty Plastics, LLC and Ridgeline Pipe Manufacturing and added the businesses to a new operating unit in its Global Pipe, Tube & Conduit segment, called Plastic Pipe and Conduit (“PP&C”). This unit was created to manage and integrate the acquired businesses with Atkore’s existing Georgia Pipe business, and to encourage business development activities and enhance coordination. Atkore’s PP&C business now has the #2 position in the growing PVC conduit market. Atkore has also undergone significant changes to its management team and operations since 2010. John Williamson, formerly a senior executive at ITT and Danaher, was hired as CEO in 2011. He has led a meaningful, company-wide focus on adding and upgrading talent that has resulted in over 60% of the top 140 senior managers being new to the Company or their positions since 2010. The changes, in concert with the introduction and implementation of the ABS, have re-energized and aligned the entire organization, with an emphasis on sustainable excellence. Segment overview Atkore operates through two segments: 1) Global Pipe, Tube & Conduit (64% of pro forma FY2013 net sales) and 2) Global Cable & Cable Management (36% of pro forma FY2013 net sales). The Global Pipe, Tube & Conduit business is a leading provider of various offerings, namely: steel and PVC conduit, mechanical and structural steel tubing, angle and roll form profiles serving OEM, mechanical and structural applications, perimeter containment products and commercial fire protection sprinkler pipe. The Global Cable and & Cable Management business is a leading producer of commercial electrical wiring cable and cable management systems.

17 Global Pipe, Tube and Conduit segment overview (a) Pro forma net sales includes intercompany sales. Segment EBITDA excludes corporate overhead of $21 million. See page 56 for a reconciliation to pro forma Adj. EBITDA. Source: Company information

18 Global Cable and Cable Management segment overview (a) Pro forma net sales includes intercompany sales. Segment EBITDA excludes corporate overhead of $21 million. See page 58 for a reconciliation to pro forma Adj. EBITDA. Source: Company information

19 Products Atkore designs and manufactures Electrical Raceway products that are distributed through a national network of specialized electrical agents. Those agents promote Atkore’s products to electrical distributors, electrical contractors and engineering consultants who in turn design and specify electrical systems for non-residential buildings and infrastructure. Atkore is competitively positioned in the electrical industry, with its wide range of complementary products and solutions, employing a range of input materials and design technologies to meet codes and standards across the U.S. Atkore’s range of Electrical Raceway solutions is complemented by a broad offering of fittings and fixtures and augmented by its support systems. The Company’s products are used primarily in non-residential construction applications, including the installation of Electrical Raceway infrastructure, framing for support of electrical infrastructure, site perimeter security fences, steel pipe scaffolding, and fire sprinkler pipe and protection systems. The product categories that pertain to each reportable segment are as follows: Global Pipe, Tube & Conduit – Comprises 64% of pro forma FY2013 net sales – Allied business unit – Conduit: A UL approved, in-line galvanized conduit used to isolate and protect electrical wire and cable in a building, typically installed in commercial and industrial buildings. Application is determined by code and standards – Mechanical: An in-line galvanized tube in various sizes and configurations, used by OEMs for trailers, children’s play equipment, agricultural equipment, and solar array structure applications, in addition to many other applications – FlexHead: A flexible sprinkler drop that connects the main sprinkler pipe to the sprinkler head in a building. A preferred solution in seismic areas as it flexes rather than fractures in an earthquake – Sprinkler: A rigid steel pipe used as part of a fire suppression system. End markets are primarily non-residential buildings where fire codes require fixed sprinkler systems – Fence: A fence support framework and barbed tape to which various fence materials are attached – Plastic Pipe and Conduit business unit – Conduit: A UL approved, lower cost of ownership alternative to steel conduit, used where permitted by code. The preferred solution for protecting and isolating electrical wire and cable in underground applications (curb-to-building) and in the concrete decks of buildings – Water Pipe: A complementary product line (to PVC Conduit) used for transferring waste water in residential buildings and for irrigation applications – Fittings and Other: Fittings that connect PVC conduit. Provides pre-fabricated bends that connect lengths of PVC conduit when a change in direction is required, junction boxes and inspection elbows that allow for termination of wires and assist in drawing (pulling) wire through the conduit system. Includes sweep bends, right angle inspection elbows, conduit bodies, and couplers

20 Global Cable & Cable Management – Comprises 36% of pro forma FY2013 net sales – AFC business unit – Armored Cable / Feeder: A UL approved, lower cost, copper alternative to metal conduit that is employed where codes allow. Frequently used in conjunction with metal conduit or PVC conduit in a building – Flex and Liquid-tight: A flexible conduit that protects and isolates electrical wires and cables. Used for connection between fixed conduit systems (metal & PVC) and various electrically powered plant or equipment. Applications in industrial, commercial and marine markets – Fittings and Other: Fittings that connect and terminate armored cable, flex and liquid- tight conduit and metal conduit – Unistrut business unit – Cope / Cable Tray: Wire and metal cable trays used as an alternative to conduit or armored cable in data center and industrial applications, including oil and gas. Frequently, cable trays are used to support armored cable – Unistrut Metal Framing: A universal, standardized metal channel system that enables structures to be built without the need for on-site welding. Includes an extensive range of brackets and accessories for a wide variety of needs. Frequently used as a support system for cable trays, metal conduit and for supporting equipment within buildings and infrastructure. Sold under the Unistrut and Powerstrut brands – Unistrut Construction: A specialized construction business that designs, supplies and installs Unistrut based structures within buildings. Specializes in operating theater ceilings reinforced for medical equipment – Unistrut APAC: Unistrut and cable tray product business based in Australia, New Zealand and China. Products sold to infrastructure, commercial, industrial, mining and liquid natural gas projects in the Asia Pacific region – Unistrut UK: Unistrut and cable tray business based in the UK with exports to Europe and the Middle East. Products sold to infrastructure, commercial, industrial and oil and gas markets Customers Atkore maintains long-standing relationships with its blue-chip channel partners and customer base. The Company’s largest customers are primarily electrical and industrial distributors such as Sonepar, CED, Graybar, Rexel, Wesco and HD Supply, but also include leading DIY retailers such as Home Depot. The Company’s reputation in the market, brand strength and track record of strong performance contribute to low customer turnover. Atkore is currently driving a series of initiatives designed to enhance growth by further penetrating current customers with new Electrical Raceway products in existing and adjacent markets. Atkore offers an excellent value proposition to current and prospective customers, based on its (i) broad range of alternate and complementary Electrical Raceway solutions; (ii) order cycle time; (iii) reliable and consistent product quality; and (iv) new product development. Atkore's top 10 customers accounted for 29% of net sales, and no single customer accounted for more than 4% of net sales in fiscal year 2013.

21 Blue chip customer base Source: Company information Brand portfolio Atkore has many well-known brands that are highly regarded among both customers and end-users. Customers and end-users widely identify Atkore's brands with innovation and quality. Global Pipe, Tube & Conduit Global Cable and Cable Management Source: Company information

22 Sales, marketing and distribution Atkore sells, markets and distributes its products through the following channels: electrical distributors, industrial distributors, HVAC and plumbing distributors, datacom distributors, home improvement retailers, and OEMs. Additionally, Atkore sells through a number of buying groups, which represent a consortium of independent electrical distributors. The majority of the Company’s products are installed by electrical contractors in the construction and modernization of non-residential structures such as commercial office buildings, institutional facilities, manufacturing plants and warehouses, shopping centers and multi-family dwellings. Nearly 94% of construction-related products are sold through wholesale distribution to trade contractors; the remaining 6% are sold to homeowners through big-box home improvement retailers. The only contractor direct sales are through Unistrut, which provides a design and install service for mechanical installations. Distribution-based sales accounted for approximately 81% of net sales for fiscal year 2013, the majority of which were to electrical distributors. OEMs represented approximately 19% of net sales for fiscal year 2013. The mechanical steel tubes manufactured and sold by Atkore are typically used as components for OEM products for commercial and industrial end markets. Some steel tubular products are sold directly to OEMs or through steel service centers. Atkore distributes its products directly from its manufacturing facilities as well as from 14 distribution facilities. Its distribution footprint is currently concentrated in North America (the U.S. and Canada), with additional facilities in Australia, New Zealand, China, and the United Kingdom. Products are generally delivered to its dedicated distribution centers from manufacturing facilities and then subsequently delivered to the customer. In some instances, product is delivered directly from the manufacturing facility to the customer or end-user. Atkore contracts with a wide range of transport providers to deliver its products, primarily via semi- tractor trailer. Manufacturing Atkore believes that the strength of its manufacturing capabilities provides a competitive advantage by enabling the Company to produce consistently high quality products in quick turnaround times. Currently, Atkore manufactures products in 6 countries through 24 facilities. The Company’s largest manufacturing facility is located in Harvey, Illinois, adjacent to Atkore’s headquarters building. The manufacturing footprint is currently concentrated in North America with additional facilities in the United Kingdom, China, Australia and New Zealand. Atkore intends to continue to look for opportunities to reduce costs by optimizing the manufacturing footprint and implementing process efficiencies.

23 Atkore employs leading-edge technology and processes to convert steel, resin and copper into products that are cost-advantaged and provide Atkore a competitive edge. Additionally, Atkore has developed specialized equipment that enables the Company to realize economies of scale and produce a variety of cost-competitive, high-quality galvanized tube products. Allied Tube & Conduit developed an in-line galvanizing technique (Flo-Coat®) in which zinc is applied in a continuous process when tube and pipe are formed. The Flo- Coat® galvanizing process, a patented technique, provides superior zinc coverage of fabricated metal products for rust prevention and lower cost manufacturing than traditional hot-dip galvanization. Facility footprint Source: Company information

Properties and facilities

Of Atkore's total square footage, approximately 45% is devoted to the Global Pipe, Tube & Conduit segment and 55% to the Global Cable and Cable Management segment.

Facility overview

Facility location	Primary use	Sq. Footage	Leased or owned
Shared space - used by both Global Pipe, Tube & Conduit and Global Cable & Cable Management			
Harvey, Illinois	Manufacturing	1,009,341	Owned
Philadelphia, Pennsylvania	Manufacturing	510,000	Owned
Phoenix, Arizona	Manufacturing	287,064	Owned
Thomasville, Georgia	Manufacturing	191,250	Owned
Houston, Texas	Manufacturing	93,000	Owned
Harvey, Illinois	Distribution/Light Assembly	24,130	Owned
Tukwila, Washington	Distribution/Light Assembly	41,225	Leased
Global Pipe, Tube & Conduit			
Kokomo, Indiana	Manufacturing	227,000	Owned
DePere, Wisconsin	Manufacturing	128,000	Owned
Hebron, Ohio	Manufacturing	90,000	Leased
South Holland, Illinois	Manufacturing	125,096	Leased
Carrollton, Ohio	Manufacturing	92,000	Leased
Tampa, Florida	Manufacturing	75,000	Leased
Weatherford, Texas	Manufacturing	210,000	Leased
Milford, Utah	Manufacturing	52,000	Leased
Louisville, Kentucky	Manufacturing	87,097	Leased
Mississauga, Ontario	Distribution/Light Assembly	53,419	Leased
Eugene, OR	Distribution/Light Assembly	54,870	Leased
Holliston, Massachusetts	Distribution/Light Assembly	44,580	Leased
Global Cable & Cable Management			
New Bedford, Massachusetts	Manufacturing	194,197	Owned
New Bedford, Massachusetts	Manufacturing	202,000	Owned
Wayne, Michigan	Manufacturing	220,000	Owned
West Bromwich, England	Manufacturing	132,856	Leased
Largo, Florida	Manufacturing	94,000	Leased
Byesville, Ohio	Manufacturing	55,400	Owned
Smeaton Grange, Australia	Manufacturing	39,654	Leased
Hamilton, New Zealand	Manufacturing	20,250	Leased
Changshu, China	Manufacturing	193,750	Leased
Ajax, Ontario	Distribution/Light Assembly	30,000	Owned
Fullerton, CA	Distribution/Light Assembly	127,447	Leased
Union City, CA	Distribution/Light Assembly	6,281	Leased
Guildford, Australia	Distribution/Light Assembly	2,486	Leased
Crestmead, Australia	Distribution/Light Assembly	16,363	Leased
Wingfield, Australia	Distribution/Light Assembly	6,458	Leased
Sunshine, Australia	Distribution/Light Assembly	14,079	Leased
Kewdale, Australia	Distribution/Light Assembly	9,473	Leased
Malaga, Australia	Distribution/Light Assembly	16,326	Leased
Christchurch, New Zealand	Distribution/Light Assembly	9,352	Leased
Lower Hutt, New Zealand	Distribution/Light Assembly	5,014	Leased

Source: Company information

24

25 In addition to the properties above, the Company owns and leases 22 additional facilities for use as smaller-scale distribution centers, sales offices and other operations in 14 U.S. states (Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Pennsylvania, Kansas, Massachusetts, Minnesota, New Jersey, Texas and Wisconsin). Suppliers and raw materials Atkore uses a variety of raw materials in the manufacture of its products. Primary raw materials include steel, copper and PVC resin. Sources for these raw materials are well- established, generally available on world markets and are in sufficient quantity so that the Company may avoid disruption to its business. Primary suppliers of steel are ArcelorMittal, AK Steel and Nucor; the primary current supplier of copper is AmRod; and primary suppliers of PVC resin are Axiall, Shintech, and Occidental Chemical.

26 History Atkore was founded in 1959 in Harvey, Illinois. The original business, known as Allied Tube & Conduit, developed an in-line galvanizing technique (Flo-Coat®) in which zinc is applied as tube and pipe are formed. The Flo-Coat® galvanizing process, a patented technique, was the foundation for its low-cost manufacturing of fabricated metal products. In 1987, Allied Tube & Conduit was acquired by Tyco Laboratories, Inc. (later Tyco International) and subsequently became known as Tyco Electrical & Metal Products (“TEMP”). Under Tyco’s ownership, the Company acquired several businesses to expand its product capabilities, most notably AFC Cable Systems (1999) and Unistrut (1995). In December 2010, Tyco sold a majority interest in TEMP to CD&R. CD&R acquired a 51% interest in Atkore Group, the indirect parent of Atkore, through convertible preferred stock and Tyco retained a 49% interest through common stock. Currently, on a fully diluted and as- converted basis, CD&R owns 56% of Atkore Group while Tyco and management own the remaining 37% and 7%, respectively. Shortly before the separation from Tyco, TEMP was renamed as Atkore. As a standalone company, Atkore has completed several acquisitions and divestitures since 2010 that have reshaped the portfolio with a focus on Electrical Raceway products and high value complementary offerings. These activities have included the sale or closure of several non- core or poorly positioned businesses, including Morrisville steel tube operations, Gem Fab sprinkler system fabrication, AB Cope joint venture in Saudi Arabia, ACROBA France operations and Brazilian steel operations. The key acquisitions have included FlexHead sprinkler drops and the plastic pipe and conduit businesses of Heritage Plastics, Liberty Plastics and Ridgeline Pipe Manufacturing. Key Company events Source: Company information 1959 Allied Tube & Conduit® is incorporated in Blue Island, IL. Flo-Coat®, the first patented “in-line” tube galvanization process is introduced 1997 Fire protection and construction lines grow with the purchase of American Pipe & Tube 1959 Operations begin with 10 employees and one tube mill 1998 Special Metal Processing Facility opens with onsite clean and pickle processing and state-of-the-art- computerized tracking system 1965 The Company’s ranks swell to 100 employees, Company relocates to a 110,000 sq. ft. facility in Harvey, IL 1999 Company acquires AFC Cable Systems® and enters Canadian market with the acquisition of Columbia MBF 1974 Company pioneers IMC, the first light weight alternative to rigid conduit 2003 Company forms Tyco Dinaco and expands into South America 1983 Company forms a holding company and goes public 2009 Company celebrates 50 years & adds 500,000 square feet to Harvey, IL facility 1985 Company’s channel framing line grows with the purchase of Power-Strut, launches Kwik-Couple®, a time-saving conduit coupling product 2010 Tyco International announces agreement to sell majority stake in Atkore to Clayton, Dublier & Rice 1987 Company is acquired by Tyco Laboratories, Inc. (later Tyco International) 2011 Atkore International starts the year as a standalone company 1995 Company acquires Unistrut® (US division), expanding the metal framing line 2012 Atkore acquires FlexHead Industries, a provider of flexible sprinkler connections 1996 Company acquires TJ Cope, a manufacturer of cable tray systems 2013 Atkore acquires Heritage Plastics, Liberty Plastics, and Ridgeline Pipe Manufacturing, all manufacturers of PVC pipe and conduit

27 Industry overview Electrical Raceway According to management estimates, the size of the U.S. electrical distribution/products market is estimated to be approximately $75 billion. Management believes Atkore is established as a clear leader within the Electrical Raceway market, an attractive segment of the electrical distribution market, estimated by the Company to be approximately $11 billion. Atkore defines the Electrical Raceway market to include products that deploy, isolate and protect power, data, security, instrumentation and electrical cable. Among others, the key products for this market include conduit, armored cable, and cable management systems. Global competitors in Electrical Raceway include Legrand, Encore, Eaton (Cooper Industries), Schneider, Hubbell and ABB (Thomas & Betts). End-users, typically electrical contractors, normally purchase products via electrical wholesalers for Electrical Raceway products. End-users typically cite brand reputation, availability through the electrical distribution channel and technical specifications as the key criteria for their purchasing decisions Demand in the Electrical Raceway market is driven by a range of macroeconomic and industry-specific factors, nearly all of which provide an attractive backdrop for near-term and future growth. The key driver of Electrical Raceway demand is non-residential construction activity, measured by construction starts in square feet.

28 Non-residential construction Approximately 72% of net sales in fiscal year 2013 were related to U.S. non-residential construction. Product sales and installation in this sector typically lag square footage construction starts by three to nine months. Near-term trends within the non-residential construction market appear to be favorable. Commercial and institutional construction peaked later than residential construction, largely due to the multi-year horizon for large capital projects in the sector. The market bottomed in 2010 and is in the early stages of a recovery.

Historical financial summary

($ millions, Fiscal Year ended September)	Fiscal Year Ended 2011	2012	2013	LTM 12/27/2013	Pro Forma FYE 2013	Pro Forma LTM 12/27/2013
Net sales	**$1,438**	**$1,549**	**$1,476**	**$1,516**	**$1,620**	**$1,631**
% growth		*7.7%*	*(4.7%)*	*n/a*	*n/a*	*n/a*
Adjusted EBITDA	**$126**	**$121**	**$108**	**$116**	**$136**	**$141**
% margin	*8.8%*	*7.8%*	*7.3%*	*7.7%*	*8.4%*	*8.6%*
Capital expenditures	**$45**	**$19**	**$15**	**$17**	**$18**	**$19**
% of net sales	*3.1%*	*1.2%*	*1.0%*	*1.1%*	*1.1%*	*1.2%*
Free cash flow[(a)]	**$69**	**$101**	**$89**	**$91**	**$114**	**$114**
Free cash flow conversion[(b)]	*55%*	*84%*	*82%*	*78%*	*84%*	*81%*

(a) Free cash flow calculated as Adjusted EBITDA less changes in working capital and capital expenditures.
(b) Free cash flow conversion calculated as free cash flow divided by Adj. EBITDA.

Adjusted EBITDA reconciliation

The following table sets forth a reconciliation of reported EBITDA and adjusted EBITDA to net income for Atkore:

($ millions, Fiscal Year ended September)	Fiscal Year Ended 2011	2012	2013	LTM 12/27/2013	Quarter Ended 12/27/2013	Quarter Ended 12/28/2012
Net Income (loss)	(20)	(8)	(64)	(63)	(4)	(3)
Loss (gain) from discontinued operations	3	5	38	39	(1)	-
Tax impact on discontinued operations	-	1	5	5	-	-
Net Income (Loss) from continuing operations	(17)	(2)	(21)	(19)	(5)	(3)
Add:						
Interest expense, net	48	50	48	51	12	15
Depreciation and amortization	41	49	48	50	13	15
Benefits for income tax	3	(9)	(5)	(5)	(1)	(1)
EBITDA	**$75**	**$88**	**$70**	**$77**	**$19**	**$26**
Adjustments to EBITDA:						
Restructuring	2	-	2	-	2	-
Non-cash share based compensation	2	1	2	3	-	1
Unusual product liability	1	4	2	2	-	-
Non-cash pension expense and withdrawal liability	3	3	10	9	1	-
Management fee	5	6	6	6	2	2
Asset impairment	-	12	9	8	1	-
Other non-cash items	38	7	7	11	1	5
Adjusted EBITDA	**$126**	**$121**	**$108**	**$116**	**$26**	**$34**
Pro Forma adjustments:						
Full year effect of acquired businesses			17	15	2	-
One-time losses from work stoppage			8	8	-	-
Losses from closed France facility (closed Q1 2014)			3	2	1	-
Pro Forma adjusted EBITDA			**$136**	**$141**	**$29**	**$34**

29

Free cash flow calculation

($ millions, Fiscal Year ended September)	Fiscal Year Ended 2011	Fiscal Year Ended 2012	Fiscal Year Ended 2013	LTM 12/27/2013	Pro Forma FYE 2013	Pro Forma LTM 12/27/2013
Adjusted EBITDA	**$126**	**$121**	**$108**	**$116**	**$136**	**$141**
Changes in:						
Accounts receivable	(30)	(15)	20	3	20	3
Prepaid expenses	(7)	(6)	(5)	(1)	(5)	(1)
Inventories	(15)	19	(17)	(21)	(17)	(21)
Accounts payable	20	9	(8)	5	(8)	5
Accrued and other liabilities	16	(7)	3	6	3	6
Other	4	(1)	3	-	3	-
Δ NWC	**(12)**	**(1)**	**(4)**	**(8)**	**(4)**	**(8)**
Capital expenditures	(45)	(19)	(15)	(17)	(18)	(19)
Free cash flow	**$69**	**$101**	**$89**	**$91**	**$114**	**$114**

30

31 Fiscal year ended September 27, 2013 vs September 28, 2012 Net sales Net sales decreased $73 million for the fiscal year ended September 27, 2013, to $1,476 million from $1,549 million for the fiscal year ended September 28, 2012. The decrease was due mainly to lower average selling prices in North America across both segments of $67 million and an unfavorable foreign currency exchange impact of $1 million. In addition, the absence of net sales of the Gem Fabrication manufacturing facility sold in fiscal year 2012 partially offset by full-year net sales generated by a business acquired in the second quarter of fiscal year 2012, had an unfavorable impact of $8 million. Adjusted EBITDA Adjusted EBITDA decreased by $13 million primarily due to lower net sales as a result of lower average selling prices, partially offset by lower raw material costs as well as lower SG&A costs. Free cash flow Free cash flow decreased by $12 million to $89 million for the fiscal year ended September 27, 2013, compared to $101 million for the fiscal year ended September 28, 2012. The decrease in free cash flow was due primarily to a $36 million increase in inventories and a $17 million decrease in accounts payable; this was partially offset by a $37 million decrease in accounts receivable. ($ millions, Fiscal Year ended September) 2012 2013 $ change % change Net sales $1,549 $1,476 ($73) (4.7%) Adjusted EBITDA $121 $108 ($13) (10.7%) % margin 7.8% 7.3% Capital expenditures $19 $15 ($4) (21.1%) % of net sales 1.2% 1.0% Free cash flow(a) $101 $89 ($12) (11.9%) Free cash flow conversion (b) 83% 82% (a) Free cash flow calculated as Adjusted EBITDA less changes in working capital and capital expenditures. (b) Free cash flow conversion calculated as free cash flow divided by Adj. EBITDA. Fiscal Year Ended

32 Fiscal year ended September 28, 2012 vs September 30, 2011 Net sales Net sales increased $111 million for the fiscal year ended September 28, 2012, to $1,549 million from $1,438 million for the combined fiscal year ended September 30, 2011. The increase was due mainly to higher volume and higher aggregate sales of $70 million and $23 million, respectively, and $14 million of sales attributable to acquired businesses. This increase was partially offset by lower pricing of $18 million and an unfavorable foreign currency exchange impact of $1 million. In addition, $23 million of freight net sales was reclassified from cost of goods sold in the fiscal year ended September 28, 2012. Adjusted EBITDA Adjusted EBITDA decreased $5 million due to higher raw material steel costs and lower average selling prices, partially offset by higher volume and lower raw material copper costs. Free cash flow Free cash flow increased by $32 million to $101 million for the fiscal year ended September 28, 2012, compared to $69 million for the combined fiscal year ended September 30, 2011. The increase in free cash flow was due primarily to a $34 million increase in accounts payable and a $17 million decrease in inventories. ($ millions, Fiscal Year ended September) 2011 2012 $ change % change Net sales $1,438 $1,549 $111 7.7% Adjusted EBITDA $126 $121 ($5) (4.0%) % margin 8.8% 7.8% Capital expenditures $45 $19 ($26) (57.8%) % of net sales 3.1% 1.2% Free cash flow(a) $69 $101 $32 46.4% Free cash flow conversion (b) 55% 83% (a) Free cash flow calculated as Adjusted EBITDA less changes in working capital and capital expenditures. (b) Free cash flow conversion calculated as free cash flow divided by Adj. EBITDA. Fiscal Year Ended

Global Pipe, Tube & Conduit

	Fiscal Year Ended			LTM	Pro Forma	
($ millions, Fiscal Year ended September)	2011	2012	2013	12/27/2013	FYE 2013	LTM 12/27/2013
Net sales	$910	$954	$910	$904 [a]	$1,060	$1,061 [a]
% growth		*4.8%*	*(4.6%)*	*n/a*	*n/a*	*n/a*
Adjusted EBITDA	$110	$73	$72	$68 [a]	$89	$83 [a]
% margin	*12.1%*	*7.7%*	*7.9%*	*7.5%*	*8.4%*	*7.8%*
Capital expenditures	$14	$11	$9	$11	$12	$13

Note: Net sales includes intercompany sales. Segment Adjusted EBITDA excludes corporate overhead of (41), (32), (21) and (20) in the 2011, 2012, 2013 and LTM 12/27/13 periods.
(a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11m of EBITDA.

	Fiscal Year Ended			LTM
($ millions, Fiscal Year ended September)	2011	2012	2013	12/27/2013 [a]
Operating Income (loss)	69	27	30	24
Add:				
Depreciation and amortization	27	32	31	32
EBITDA	$96	$59	$61	$56
Adjustments to EBITDA:				
Restructuring	-	-	-	1
Non-cash share based compensation	-	-	-	-
Unusual product liability	-	-	-	-
Non-cash pension expense and withdrawal liability	3	3	3	2
Full year restructuring cost savings	-	-	-	-
Management fee	-	-	-	-
Non-cash asset management	-	7	6	5
Other non-cash items	11	4	2	4
Adjusted EBITDA	$110	$73	$72	$68
Pro Forma adjustments:				
Full year effect of acquired businesses	-	-	17	15
One-time losses from work stoppage	-	-	-	-
Losses in France (closed Q1 2014)	-	-	-	-
Pro Forma adjusted EBITDA	$110	$73	$89	$83

(a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11m of EBITDA.

Fiscal Year Ended September 27, 2013 vs. September 28, 2012

Net Sales

Net sales for the fiscal year ended September 27, 2013 decreased $44 million to $910 million from $954 million for the fiscal year ended September 28, 2012. The decrease was due mainly to higher volume of $20 million, offset by lower average selling prices of $56 million.

Adjusted EBITDA

Adjusted EBITDA remained flat as the impact of lower average raw material steel costs, sales volume increases, and lower SG&A was offset by lower average selling prices.

33

34 Fiscal year ended September 28, 2012 vs. September 30, 2011 Net Sales Net sales for the fiscal year ended September 28, 2012 increased $44 million to $954 million from $910 million for the combined fiscal year ended September 30, 2011. The increase was due in part to higher volume partially offset by lower average selling prices for a net impact of $16 million as well as net sales from acquired businesses of $14 million. In addition, $22 million of freight net sales were reclassified from cost of goods sold in the fiscal year ended September 28, 2012. Adjusted EBITDA Adjusted EBITDA declined by $37 million primarily due to higher average raw material steel costs and lower average selling prices.

Global Cable and Cable Management

($ millions, Fiscal Year ended September)	Fiscal Year Ended 2011	2012	2013	LTM 12/27/2013	Pro Forma FYE 2013	Pro Forma LTM 12/27/2013
Net sales	$553	$634	$606	$653 [a]	$600	$611 [a]
% growth		*14.7%*	*(4.4%)*	*n/a*	*n/a*	*n/a*
Adjusted EBITDA	$57	$80	$57	$68 [a]	$68	$78 [a]
% margin	*10.3%*	*12.6%*	*9.4%*	*10.4%*	*11.3%*	*12.8%*
Capital expenditures	$22	$7	$6	$6	$6	$6

Note: Net sales includes intercompany sales. Segment Adjusted EBITDA excludes corporate overhead of (41), (32), (21) and (20) in the 2011, 2012, 2013 and LTM 12/27/13 periods
(a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11m of EBITDA.

($ millions, Fiscal Year ended September)	Fiscal Year Ended 2011	2012	2013	LTM 12/27/2013[a]
Operating Income (loss)	36	63	28	39
Add:				
Depreciation and amortization	13	16	16	16
EBITDA	$49	$79	$44	$55
Adjustments to EBITDA:				
Restructuring	3	-	2	(1)
Non-cash share based compensation	-	-	-	-
Unusual product liability	-	-	-	-
Non-cash pension expense and withdrawal liability	-	-	7	7
Full year restructuring cost savings	1	-	-	-
Management fee	-	-	-	-
Non-cash asset management	-	-	3	3
Other non-cash items	4	1	1	4
Adjusted EBITDA	$57	$80	$57	$68
Pro Forma adjustments:				
Full year effect of acquired businesses	-	-	-	-
One-time losses from work stoppage	-	-	8	8
Losses in France (closed Q1 2014)	-	-	3	2
Pro Forma adjusted EBITDA	$57	$80	$68	$78

(a) Reflects movement of a product line out of Global Pipe, Tube & Conduit and into Global Cable and Cable Management. Represents ~$11m of EBITDA.

Fiscal Year Ended September 27, 2013 vs. September 28, 2012

Net Sales

Net sales decreased $28 million to $606 million for the fiscal year ended September 27, 2013, compared to $634 million for the fiscal year ended September 28, 2012. The decrease was due primarily to lower average selling prices, lower construction project activity and an unfavorable foreign currency exchange impact of $1 million.

Adjusted EBITDA

Adjusted EBITDA decreased by $23 million primarily due to lower average selling prices, partially offset by lower raw material copper costs. In addition, a 13 week work stoppage at Atkore's largest Global Cable and Cable Management facility had an unfavorable one-time impact of $8 million.

35

36 Fiscal year ended September 28, 2012 vs. September 30, 2011 Net Sales Net sales increased $81 million to $634 million for the fiscal year ended September 28, 2012 compared to $553 million for the combined fiscal year ended September 30, 2011. A general improvement in non-residential construction resulted in higher sales volume and selling prices during this period. In addition, $1 million of freight revenue was reclassified from cost of goods sold and was offset by $1 million of unfavorable foreign currency translation. Adjusted EBITDA Adjusted EBITDA increased by $23 million due primarily to higher sales volume and lower raw material copper costs offset partially by lower average selling prices.